Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of FB Financial Corporation of our report dated March 31, 2017, relating to the consolidated financial statements of FB Financial Corporation, appearing in the Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Jacksonville, Florida
June 21, 2017